Exhibit 10.17

Summary Translation of Maximum Mortgage Contract

Parties:

Zhejiang Tantech Bamboo Technology Co. Ltd. (“Mortgagor”; in loan agreements, “Borrower”)

Bank of China Ltd. Lishui Branch (“Mortgagee”)

Effective Dates:

January 29, 2013

Main contract:

Mortgage arises from “Liquid Capital Loan Contract” between the two parties dated January 14, 2013. Mortgage also incorporates all contracts regarding loan, trade and financing, guarantee, funding business and other credit giving business, and their modification or supplement signed by the above two parties from January 29, 2013 to July 29, 2014.

Guarantee period:

Guarantee covers debt incurred between the above parties before the date of the Mortgage and in contracts arising from January 29, 2013 to July 29, 2014.

Maximum amount of debt covered:

The maximum amount of debt (principal) covered by the mortgage is RMB 20 million, including any interest of principal, penalty, liquidated damage, damage caused by Borrower, and other fees.

Collateral:

The collateral in this contract may be kept and occupied by Mortgagor, but title will be kept by Mortgagee.

Guarantee duty:

If Borrower does not pay back the debt before or on due date in the main contract, Mortgagee has the right to foreclose the collateral according to the maximum amount in the contract in priority.

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Foreclosure:

In the event of foreclosure under the Mortgage, Mortgagee has the right to negotiate with Mortgagor to convert the estate under mortgage into money, auction of estate under mortgage, or sell off estate under mortgage. After foreclosure, the sale proceeds go first to satisfying the debt. If the parties cannot reach an agreement, Mortgagor has the right to apply to court to sell property off or on auction.

Attachment: Collateral list

(1) Property: 12,738.79 square meters building (No.888, Tianning Street, Tianning Industry District, Liandu District). Stated value is RMB 16,200,000.

(2) Land usage right: 7,426.29 square meters land (No.888, Tianning Street, Tianning Industry District, Liandu District). Stated value is RMB 3,800,000.

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